Exhibit 10.66

EXECUTION COPY

AGREEMENT REGARDING COMMITMENTS

December 16, 2013

Reference is made to that certain Credit Agreement dated as of December 21, 2012 (as amended, restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Credit Agreement”) among Kid Brands, Inc., a New Jersey corporation (the “Lead Borrower”), the Persons named on Schedule 1.01 thereto (collectively, together with the Lead Borrower, the “Borrowers”), the Persons named on Schedule 1.02 thereto (collectively, the “Guarantors”), each lender party thereto from time to time (collectively, the “Lenders” and individually, a “Lender”), and Salus Capital Partners, LLC (“Salus”), as Administrative Agent and Collateral Agent (in such capacities, the “Agent”). Capitalized terms not otherwise defined herein shall have the respective meanings given such terms in the Credit Agreement.

As recently discussed between the Lead Borrower and the Agent, the parties agree that it is the interests of the Borrowers, the Agent and the Lenders that each of the Aggregate Tranche A Commitment and Aggregate Tranche A-1 Commitment be reduced to the amounts set forth below (such reductions, the “Commitment Reduction”). In connection with the Commitment Reduction, the Agent and each Lender hereby agrees that the Borrowers shall not be required to pay the Termination Fee (as defined in the Fee Letter) with respect to the Commitment Reduction.

The Agent, each Lender and the Borrowers hereby agree that upon the effectiveness of this agreement as provided below (i) the Aggregate Tranche A Commitment shall be $44,000,000 and (ii) the Aggregate Tranche A-1 Commitment shall be $16,000,000 (and the form of Borrowing Base Certificate and other relevant Loan Document or Exhibits thereto shall be deemed amended to reflect the foregoing reductions). For purposes of clarity, a calculation of Availability, based on the most recent borrowing base certificate provided, but giving effect to the Commitment Reduction, is attached hereto as Exhibit A. Also attached hereto is a new Schedule 2.01 (Commitments and Applicable Percentages) to the Credit Agreement, which shall replace and supercede in its entirety the existing Schedule 2.01 to the Credit Agreement.

Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrowers may, upon irrevocable notice from the Lead Borrower to the Agent, reinstate $4,000,000 of the Aggregate Tranche A Commitment, such that the Aggregate Tranche A Commitment shall then be $48,000,000, and reinstate $1,000,000 of the Aggregate Tranche A-1 Commitment, such that the Aggregate Tranche A-1 Commitment shall then be $17,000,000; provided, that (i) any such notice shall be received by the Agent not later than 11:00 a.m. three Business Days prior to the date of reinstatement, (ii) the applicable conditions set forth in Section 4.02 shall be satisfied, (iii) no such notice may be delivered prior to January 15, 2014, and (iv) prior to such delivery, the Borrowers shall have delivered to the Agent an updated Business Plan that demonstrates, to the reasonable satisfaction of the Agent, the need for the proposed reinstatement (it being agreed that any such notice for reinstatements of the Aggregate Commitments shall be considered a “Request for Credit Extension” for the purposes of Section 4.02). Each Tranche A Lender agrees that, upon the effectiveness of any reinstatement of the Aggregate Tranche A Commitment pursuant to immediately preceding sentence, the Tranche A Commitment of such Tranche A Lender affected thereby shall be increased by such Tranche A Lender’s Applicable Percentage of such increase amount (and the form of Borrowing Base Certificate and other relevant Loan Document or Exhibits thereto shall be deemed amended to reflect the foregoing increase), and each Tranche A-1 Lender agrees that, upon the effectiveness of any reinstatement of the Aggregate Tranche A-1 Commitment pursuant to immediately preceding sentence, the Tranche A-1 Commitment of such Tranche A-1 Lender shall be increased by such Tranche A-1 Lender’s Applicable Percentage of such increase amount (and the form of Borrowing Base Certificate and other relevant Loan Document or Exhibits thereto shall be deemed amended to reflect the foregoing increase). Salus agrees that, to the extent that any Tranche A Lender and/or any Tranche A-1 Lender (any such Lender, a “Declining Lender”) does not consent to the foregoing increase(s) in its Tranche A Commitment and/or Tranche A-1 Commitment, Salus’ Tranche A Commitment and/or Tranche A-Commitment, as the case may be, shall be further increased (i.e., above the increase(s) referred to in the immediately preceding sentence) by the amount of such Declining Lender’s Applicable Percentage of the applicable requested increase. The Agent and each Tranche A Lender and each Tranche A-1 Lender further agrees that any Assignment and Assumption entered into after the date hereof with respect to the assignment of all or any portion of a Tranche A Lender’s Tranche A Commitment or a Tranche A-1 Lender’s Tranche A-1 Commitment shall contain an express consent to the provisions of this paragraph.

This agreement shall become effective upon receipt by the Lead Borrower and the Agent of fully executed counterparts of this agreement, duly executed by the Borrowers, the Agent and each of the Lenders.

This agreement shall be deemed to be a Loan Document for all purposes under the Credit Agreement.

Except as explicitly set forth herein, this agreement is not a novation or discharge of the terms and provisions of the obligations of any Borrower or any other Loan Party under the Credit Agreement and the other Loan Documents. There are no other understandings, express or implied, among the Borrowers, any other Loan Party, the Agent and the Lenders regarding the subject matter hereof or thereof

The validity of this agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with, the laws of the State of New York.

This agreement may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

Delivery of an executed counterpart of a signature page to this agreement by facsimile or other electronic means shall be as effective as delivery of a manually executed counterpart of this agreement. Any party delivering an executed counterpart of this agreement by facsimile or other electronic means also shall deliver a manually executed counterpart of this agreement but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this agreement.

[signature pages follow]

Each of the parties has signed this agreement as of the day and year first written above.

SALUS CAPITAL PARTNERS, LLC

As Agent and a Lender

By:	/s/ Matthew T. O’Rourke
Name: Matthew T. O’Rourke
Title: Vice President

KID BRANDS, INC., as the Lead Borrower

By:	/s/ Kerry Carr
Name: Kerry Carr
Title: EVP, COO + CFO

KIDS LINE, LLC
SASSY, INC.
I & J HOLDCO, INC,
LAJOBI, INC,
COCALO, INC.
RB TRADEMARK HOLDCO, LLC, each as a Borrower

By:	/s/ Kerry Carr
Name: Kerry Carr
Title: VP

LENDER

SALUS CLO 2012-1, LTD.

By: Salus Capital Partners II, LLC

Its: Collateral Manager

By:	/s/ Robert Kuppers
Name: Robert Kuppers
Title: EVP, CFO

STERLING NATIONAL BANK, as a Lender

By:	/s/ Leonard Rudolf
Name: Leonard Rudolph
Title: SVP

Exhibit A

CALCULATION OF BORROWING BASE/AVAILBILITY - BASED ON

COMMITMENT REDUCTION

CREDIT AGMT	AMOUNT
Tranche A Loan Cap (lesser of Aggregate Tranche A Commitments [$44,000,000] or the Tranche A Borrowing Base [$43,404,404])	$43,404,404
Tranche A-1 Loan Cap (least of Aggregate Tranche A-1 Commitments [$16,000,000], the Tranche A-1 Borrowing Base [$16,000,000] and 40% of Combined Borrowing Base [$23,761,761,60])	$16,000,000
Maximum Loan Amount (lesser of Aggregate Commitments [$60,000,000] and the sum of the Tranche A Loan Cap and the Tranche A-1 Loan Cap [$59,404,404])	$59,404,404
Availability (Maximum Loan Amount [$59,404,404] - Total Outstandings [$54,981,083])	$4,423,321

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage	Tranche A Commitment	Tranche A Applicable Percentage	Tranche A-1 Commitment	Tranche A-1 Applicable Percentage
Salus Capital Partners, LLC	$17,718,800	29.53%	$17,718,800	40.27%	—	—
Salus CLO 2012-1, Ltd.	29,015,200	48.36%	$13,015,200	29.58%	16,000,000	100.0%
Sterling Bank, N.A.	13,266,000	22.11%	$13,266,000	30.15%	—	—
Total:	60,000,000	100.0%	$44,000,000	100.0%	16,000,000	100.0%